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                                 EXHIBIT 5.1
                         OPINION OF FOLEY & LARDNER


                                 [LETTERHEAD]


                              February 10, 1999


U.S. Laboratories Inc.
7895 Convoy Court, Suite 18
San Diego, CA 92111

     Re: Registration Statement on Form SB-2

Dear Gentlemen:

     This opinion is being furnished in connection with the Registration Statement on Form SB-2 (the "Registration Statement") of U.S. Laboratories Inc. (the "Company"), under the Securities Act of 1933, as amended, for the registration of 1,150,000 shares of common stock, $.01 par value, and redeemable warrants to purchase 1,150,000 shares of common stock (the "Units").

     We have examined and are familiar with the following:

     (a) Articles of Incorporation of the Company as filed in the Office of the Secretary of State of the State of Delaware and all amendments thereto;

     (b) Bylaws of the Company and all amendments thereto;

     (c) The proceedings of the Board of Directors of the Company in connection with or with respect to the issuance and sale of the Units to be sold by the Company; and

     (d) Any other documents, Company records, and matters of law as we deemed pertinent.

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FOLEY & LARDNER

U.S. Laboratories Inc.
February 10, 1999
Page 2

     Based upon our examination of these documents and our familiarity with such proceedings, it is our opinion that:

     1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

     2. The Units covered by the Registration Statement to be sold by the Company are duly authorized and when issued and delivered to investors against payment of the appropriate consideration, will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the inclusion of this opinion as Exhibit 5.1 in the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Very truly yours,

                                       /s/ FOLEY & LARDNER
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                                       FOLEY & LARDNER